UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________
FORM 8-K
 _____________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 15, 2014

 _____________________________________________________
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
 _____________________________________________________

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
 _____________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2014, Daniel P. Caruso entered into an employment agreement with Communications Infrastructure Investments, LLC ("CII") and Zayo Group, LLC ("Zayo", and collectively with CII, the "Company"). Under the terms of the employment agreement, Mr. Caruso will continue to serve as the Company's Chief Executive Officer and will report directly to the Board of Managers of the Company (the "Board") for the term expiring July 2, 2017 unless earlier terminated under the terms of the employment agreement. Mr. Caruso will initially receive a base salary of $400,000 per annum, which amount will be renegotiated on an annual basis, and will also be eligible to participate in other benefit plans generally available to the Company's senior executive officers. The employment agreement also confirmed that Mr. Caruso's previously issued equity compensation awards of common units and preferred units in CII are fully vested as of February 15, 2014, except with respect to certain unvested common units that vest as provided in Schedule A to the employment agreement. Upon a sale of the Company, 100% of the common units set on Schedule A shall vest immediately, provided that Mr. Caruso is employed by the Company at that time and the transaction is not a Management Control Acquisition, as defined in the employment agreement. The Company has the right to repurchase vested units held by Mr. Caruso at fair market value upon a breach by Mr. Caruso of any term of his employment agreement or certain other agreements with the Company. The employment agreement may be terminated by either Mr. Caruso or the Company for any or no reason at any time subject to certain conditions. If Mr. Caruso resigns for Good Reason or is terminated without Cause (as such terms are defined in the employment agreement), or upon his death, he will be entitled to receive his base salary through the termination date and any accrued benefits, and all of his unvested common units will immediately be deemed fully vested as of the termination date.
Mr. Caruso is restricted from participating in a competing business and soliciting the Company’s current customers or hiring the Company's existing employees or contractors through July 2, 2017, except that these restrictions will not apply to Mr. Caruso in the event of a Company sale, his termination without Cause or his voluntary resignation with Good Reason or in certain other circumstances set forth in the employment agreement.

Also on February 15, 2014, the Board of Managers of the Company approved an advance distribution of cash to Mr. Caruso in respect of his common units in the amount of $3,000,000 pursuant to a letter agreement with Mr. Caruso. Accordingly, Mr. Caruso will forfeit the first $3,000,000 in future distributions made in respect of his common units under the CII Operating Agreement.

The employment agreement and letter agreement executed with Mr. Caruso effective February 15, 2014 are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference as if set forth in full.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1    Employment Agreement among Communications Infrastructure Investments, LLC, Zayo Group, LLC and Daniel P. Caruso, dated February 15, 2014

10.2    Letter Agreement from Communications Infrastructure Investments, LLC and Zayo Group, LLC to Daniel P. Caruso, dated February 15, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: February 20, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement among Communications Infrastructure Investments, LLC, Zayo Group, LLC and Daniel P. Caruso, dated February 15, 2014
10.2	Letter Agreement from Communications Infrastructure Investments, LLC and Zayo Group, LLC to Daniel P. Caruso, dated February 15, 2014